UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):
                                  March 9, 2007


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                         93-0926999
(State of other Jurisdiction                          (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                        52241
(Address of Principal Executive Offices)                    (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

ITEM 8.01.  OTHER EVENTS

     On March 9, 2007, Heartland Express, Inc. (the "Company") announced the declaration of a quarterly cash dividend. A copy of the press release issued by the Company is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     The Exhibit listed on the Exhibit Index accompanying Form 8-K is furnished herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                     HEARTLAND EXPRESS, INC.

Date: March 9, 2007                                  BY: /s/ John P. Cosaert
                                                     -----------------------
                                                     JOHN P. COSAERT
                                                     Vice-President
                                                     Finance and Treasurer

                                  EXHIBIT INDEX

99.1 Press release issued by the Company on March 9, 2007, announcing the declaration of a quarterly cash dividend.

                                Exhibit No. 99.1


Friday, March 9, 2007, For Immediate Release

Press Release

Heartland Express, Inc. Declares Regular Quarterly Dividend


CORALVILLE, IOWA - March 9, 2007 - Heartland Express, Inc. (Nasdaq: HTLD) The Board of Directors of Heartland Express, Inc. announced today the declaration of a regular quarterly cash dividend. The $0.02 per share dividend will be paid on April 2, 2007 to shareholders of record at the close of business on March 22, 2007. A total of approximately $2.0 million will be paid on the Company's 98.3 million outstanding shares of common stock.

Heartland Express, Inc. implemented a quarterly cash dividend program in the third quarter of 2003. This is the Company's fourteenth consecutive quarterly cash dividend.

The press release may contain forward-looking statements, which are based on information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement to the extent it becomes aware that it will not be achieved for any reason.

                         For further information contact
                          Michael J. Gerdin, President
                          John P. Cosaert, ExecVP; CFO
                             Heartland Express, Inc.
                                  319-545-2728